EXHIBIT 10.33(b)
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease dated January 4, 1998 is executed by and between Syut Properties, Inc., a Utah corporation, hereinafter called “Landlord” and Century Theatres, Inc., a Delaware corporation, hereinafter called “Tenant”.
WITNESSETH:
     WHEREAS, Syut Properties, Inc., a Utah corporation, and Century Theatres of Utah, Inc., a Utah corporation, entered into an Indenture of Lease on September 30, 1995, hereinafter referred to as the “Lease”, for land and a theatre building located in Salt Lake City, Utah, and
     WHEREAS, Century Theatres, Inc., a Delaware corporation has succeeded Century Theatres of Utah, Inc. as Tenant, and
     WHEREAS, Century Theatres, Inc. has assumed all obligations of Century Theatres of Utah, Inc. as set forth in the Lease, and
     WHEREAS, the parties hereto desire to amend said Lease as hereinafter provided,
     NOW, THEREFORE, the parties hereto mutually agree that the Lease shall be amended as follows:
     1. Tenant shall be allowed to demolish the existing Theatre Building and Improvements. Tenant shall be responsible for all costs of the demolition and removal of debris.
     2. Tenant shall be allowed to develop the land to be used for parking. Tenant shall be responsible for all costs to develop the property for Tenant’s use.
     3. The term “Permitted Use” as defined in Section 1.02 — Definitions in Article I of the Lease shall be deleted in its entirety and replaced with the following definition:
     The term “Permitted Use” shall mean the construction and operation of a parking lot and/or a parking structure to be used for parking for patrons and/or employees of Tenant’s theatre which is located at 33rd South Street and State Street, Salt Lake City, Utah.
     4. The term “Leased Premises” as defined in Section 1.02 — Definitions in Article I of the Lease shall be deleted in its entirety and replaced with the following definition:
     The term “Leased Premises” shall mean the land as set forth in Exhibit A and the rights, easements and privileges granted to Tenant in this Lease.

     5. Section 2.01 of the Lease shall be deleted in its entirety and replaced with the following:
     Landlord leases to Tenant and Tenant leases from Landlord, the Premises, upon the terms and conditions contained herein.
     6. Section 14.06 Partial Taking — Option to Terminate shall be amended by deleting the phrase “if more than thirty percent (30%) of the Building or”.
     7. Section 4.02 of the Lease shall be deleted in its entirety.
     8. Section 7.01 (C) of the Lease shall be deleted in its entirety.
     9. Section 9.01 of the Lease shall be deleted in its entirety.
     10. Section 9.04 (B) of the Lease shall be deleted in its entirety.
     11. Section 7.02 of the Lease shall be amended by deleting the phrase “for a building of like kind and place.”
     12. This Amendment shall be effective January 4, 1998.
     13. All other conditions and provisions of the Lease shall remain in effect.
     Executed as of the date first written above.

SYUT PROPERTIES, INC.	CENTURY THEATRES, INC.

/s/ Alan Steuer	/s/ Raymond Syufy
By: ALAN STEUER	By: RAYMOND SYUFY
Its: CHIEF FINANCIAL OFFICER	Its: CHIEF EXECUTIVE OFFICER